Exhibit 10.15

ADDENDUM TO ASSIGNMENT OF SERIES 1 AND SERIES 2 SENIOR

SUBORDINATED SECURED CONVERTIBLE NOTES DATED DECEMBER 30, 2005

This Addendum to Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes dated December 30, 2005 (this “Addendum”) is entered into as of December 29, 2006, by and between PEQUOT PRIVATE EQUITY FUND III, L.P. and PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P. (collectively, “Pequot”); IRVINE SENSORS CORPORATION, a Delaware corporation (“Borrower”); and LONGVIEW FUND, LP and ALPHA CAPITAL ANSTALT (collectively, the “Buyer”), and is an integral part and supplements the terms and conditions of that certain Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes issued by Borrower to Pequot on December 30, 2005 (the “Notes”).

NOW, THEREFORE, for good and valuable consideration, Pequot and Buyer agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Addendum, Buyer agrees to purchase from Pequot and Pequot agrees to sell to Buyer, the loans (the “Subordinated Loans”) made pursuant to the Notes and other agreements and instruments identified on Exhibit A hereto (the “Subordinated Loan Documents”). The sale, transfer and assignment of the Subordinated Loans and Subordinated Loan Documents is and shall be without any representation or warranty by Pequot of any kind or nature whatsoever, expressed or implied, except only such representations and warranties of Pequot as are expressly and specifically provided in Section 8 of this Addendum. Buyer acknowledges and agrees that Buyer shall have no right to use the name or other business identification of Pequot.

2. Consideration. The consideration to be given by Buyer to Pequot for the Subordinated Loans and the Subordinated Loan Documents shall be Ten Million Dollars ($10,000,000) (the “Purchase Price”).

3. Closing. The consummation of the sale and purchase pursuant to this Addendum (the “Closing”) is contemplated to occur substantially concurrently with the execution and delivery of this Addendum and in any event on or before December 29, 2006 (the “Closing Date”). In order to complete the Closing, (a) Buyer agrees to wire transfer to Pequot the Purchase Price in accordance with wiring instructions set forth in Schedule 1 attached hereto, and to deliver to Pequot the Buyer’s Closing Items (hereinafter defined), and (b) the Borrower agrees to deliver to Buyer and Pequot, as applicable, the Borrower’s Closing Items (as hereinafter defined). Upon confirmation of receipt of the Purchase Price, Pequot will deliver Pequot’s Closing Documents (hereinafter defined) to Buyer.

4. Purchase and Sale.

(a) Effective upon the Closing, and subject to and conditioned upon the terms, covenants, limitations, and conditions contained herein, Pequot hereby sells, transfers, and assigns to Buyer, and Buyer hereby purchases and accepts from Pequot, in each case on and as of the Closing Date, all of Pequot’s right, title and interest, in, to, and under the Subordinated Loans and the Subordinated Loan Documents.

(b) Buyer shall assume, at the Closing, all of the obligations of Pequot under or in connection with the Subordinated Loans or the Subordinated Loan Documents, of every kind or nature whatsoever, existing on the date of Closing or arising thereafter.

(c) If Pequot receives any payments from Borrower with respect to the Subordinated Loans after the Closing, Pequot will forward those payments to Buyer, except any payments to be made with respect to the Subordinated Loans on account of interest, fees or other amounts thereunder as set forth in the Settlement Agreement and Mutual Release dated as of the date hereof by and between the Borrower and Pequot.

(d) Effective upon the Closing, that certain subordination agreement dated December 30, 2005 between Pequot and Square 1 Bank shall be terminated.

5. Pequot’s Closing Documents. In connection with the Closing, Pequot shall deliver to Buyer, as provided in Section 3, the following documents (collectively “Pequot’s Closing Documents”):

(a) The Original Notes via messenger to Buyer’s counsel.

(b) An Assignment and Assumption of Subordinated Loan Documents, in the form attached hereto as Exhibit B, duly executed by Pequot, assigning and transferring to Buyer all of Pequot’s rights and interests in and to the Subordinated Loan Documents, and assumption of the same by Buyer.

(c) Written Notice of Assignment of the Subordinated Loans, in the form attached hereto as Exhibit C, duly executed by Pequot instructing Borrower to remit all payments to Buyer or its agents.

(d) Any other documents reasonably required by Buyer to effect the transactions contemplated hereunder.

6. Buyer’s Closing Obligations. In connection with the Closing, Buyer shall deliver to Pequot, the following (collectively “Buyer’s Closing Items”):

(a) At the Closing, Buyer shall wire transfer the Purchase Price to Pequot as provided herein.

(b) The Assignment and Assumption of Subordinated Loan Documents, in the form attached hereto as Exhibit B, duly executed by Buyer.

(c) The Acknowledgement, Agreement and Consent, attached as a signature page hereto.

7. Borrower’s Closing Obligations. In connection with the Closing, Borrower shall deliver to Buyer (i) UCC-2 or UCC-3 financing statements, as applicable, for each Uniform Commercial Code Financing Statement filed by Pequot against either the Borrower or any Subsidiary of the Borrower, evidencing the assignment of all of Pequot’s rights therein to Buyer, and (ii) copies of all Subordinated Loan Documents. All of the foregoing items are collectively referred to as the “Borrower’s Closing Items”). Effective upon Pequot’s receipt of the Purchase Price, Pequot consents to and authorizes Borrower and/or the Buyer to electronically file the UCC-2 and UCC-3 financing statements referred to in Section 7(a) above.

8. Representations and Warranties of Pequot. Each Pequot fund hereby severally and not jointly represents and warrants to Buyer with respect to such Pequot fund as follows:

(a) Pequot Private Equity Fund III, L.P. is a Delaware limited partnership duly formed and validly existing under Delaware law. Pequot Offshore Private Equity Partners III, L.P. is an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands.

(b) Pequot has the full power and authority to execute, deliver and perform this Addendum and to enter into and consummate the transactions contemplated by this Addendum. Pequot has duly authorized the execution, delivery and performance of this Addendum, has duly executed and delivered this Addendum and this Addendum constitutes a legal, valid and binding obligation of Pequot, enforceable against Pequot in accordance with its terms.

(c) Pequot is the legal and beneficial owner and holder of the Subordinated Loans and Pequot has not pledged, assigned or otherwise previously transferred the Subordinated Loans. The Subordinated Loan Documents are free and clear of any adverse claims created by Pequot.

(d) Pequot has not modified or amended the Subordinated Loans, except as disclosed to Buyer.

(e) The purchase price as set forth on Schedule 1 accurately reflects the outstanding principal on the Notes in all material respects.

(f) Pequot believes that, as of the Closing, it should not be an “affiliate” of Borrower as that term is defined by the rules and regulations promulgated under the Securities Act of 1933, as amended.

Buyer acknowledges and agrees that Pequot shall have no liability whatsoever with respect to the representation set forth in Section 8(f) above.

9. Representations and Warranties of Buyer. Each Buyer severally and not jointly hereby represents and warrants to Pequot with respect to such Buyer:

(a) Longview Fund, LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. Alpha Capital Anstalt is a corporation duly organized, validly existing and in good standing under the laws of Lichtenstein.

(b) Buyer has, and at all relevant times has had, the full power and authority to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Addendum. Buyer has duly authorized the execution, delivery and performance of this Addendum, has duly executed and delivered this Addendum, and this Addendum constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) Buyer has made such examination, review and investigation of the Subordinated Loan Documents and the Subordinated Loans, and of any and all facts and circumstances necessary to evaluate the Subordinated Loan Documents and the Subordinated Loans it has deemed necessary or appropriate. Except for the representations and warranties specifically and expressly made by Pequot above (a) Buyer has been and will continue to be solely responsible for Buyer’s own independent investigations as to all aspects of the transactions contemplated; and (b) Buyer has not relied upon any expressed or implied, written or oral, representation, warranty or other statement by or on behalf of Pequot concerning any of the, except for such representations and warranties of Pequot as are specifically and expressly provided in this Addendum.

(d) Buyer is acquiring the Subordinated Loans and Subordinated Loan Documents without any view either to participate in (other than as described in this Addendum), or to sell the Subordinated Loans and Subordinated Loan Documents in connection with, any public distribution thereof, and Buyer has no intention of making any distribution of the Subordinated Loans and Subordinated Loan Documents in a manner which would violate applicable securities laws; provided, however, that nothing in this Addendum shall restrict or limit in any way Buyer’s ability and right to dispose of all or part of the Subordinated Loans and Subordinated Loan Documents in accordance with such laws if at some future time Buyer deems it advisable to do so; and, provided, further, that Buyer and any party acquiring all or any portion of the Subordinated Loans and Subordinated Loan Documents or any proceeds thereof from Buyer, other than Pequot or any successor, must agree in writing with Pequot to be bound (or to continue to be bound) by this Addendum.

10. Further Assurances.

(a) Effective upon the Closing, Pequot and Buyer each hereby covenant and agree to execute and deliver all such documents and instruments, and to take such further actions as may be reasonably necessary or appropriate, from time to time, to carry out the intent and purpose of this Addendum and to consummate the transactions contemplated hereby.

11. Miscellaneous.

(a) Notices. Unless otherwise provided in this Addendum, all notices or demands by any party relating to this Addendum or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Pequot or Buyer, as the case may be, at its addresses set forth below:

If to Pequot:

c/o Pequot Capital Management, Inc.

500 Nyala Farm Road

Westport, CT 06880

Facsimile No.: 203-429-2400

Telephone No.: 203-429-2200

Attn: Aryeh Davis

          Carlos Rodrigues

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, NY 10036-8299

Facsimile No.: (212) 969-2900

Attn: Adam J. Kansler, Esq.

If to Buyer:

Longview Fund, LP

600 Montgomery Street, 44th Floor

San Francisco, CA 94111

Facsimile No.: (415) 981-5301

Attn:

and

Alpha Capital Anstalt

Pradafant 7

9490 Furstentums

Vaduz, Lichtenstein

Facsimile No.: 011-42-32323196

Attn:

With a copy to:

Edward M. Grushko, Esq.

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 1601

New York, NY 10176

Fax: (212) 697-3575

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

(b) Buyer Acknowledgement; Release. Buyer acknowledges that it is experienced, sophisticated and knowledgeable in the purchase and sale of securities of public companies such as the Borrower and is capable of evaluating the merits and risks of purchasing the Subordinated Loans and Subordinated Loan Documents and of protecting its own interests in connection with such sale. Buyer acknowledges that Pequot and its representatives may possess material information (“Excluded Information”) regarding the Subordinated Loans and Subordinated Loan Documents, the Borrower or its other outstanding securities that has not been provided to Buyer, including, without limitation, information received on a confidential basis directly or indirectly from the Borrower. Buyer acknowledges that it has not requested and does not wish to receive Excluded Information from Pequot and agrees that Pequot shall not have any liability to Buyer with respect to non-disclosure of Excluded Information. Buyer acknowledges that the Excluded Information may be indicative of a value of the Subordinated Loans and Subordinated Loan Documents that is substantially less than the Purchase Price reflected in the sale contemplated hereby or otherwise adverse to Buyer’s interest, and, therefore, such Excluded Information might be material to Buyer’s decision to purchase the Subordinated Loans and Subordinated Loan Documents. Buyer understands that Martin Hale, a managing director of the investment manager of Pequot, served on the Board of Directors of the Borrower as board designee of Pequot. Buyer understands the potential disadvantage to which Buyer is subject on account of a possible disparity of information as between Buyer and Pequot. Buyer acknowledges that in entering into this Addendum and purchasing the Subordinated Loans and Subordinated Loan Documents, it has not relied on any representations made by Pequot (other than those specifically set forth in Section 8(a) through 8(e)), nor has it relied on any obligation of Pequot to disclose any information it may possess. Buyer acknowledges that Pequot would not enter into this Addendum in the absence of the protections afforded to Pequot by this paragraph and the specific statement of non-reliance contained herein. Buyer hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against Pequot or its predecessors, successors, or past or present subsidiaries, partners, officers, directors, agents, employees and assigns, with respect to the Subordinated Loans and Subordinated Loan Documents or Buyer’s purchase or ownership thereof (other than with respect to a breach of representation, warranty or covenant by such Pequot under this Addendum).

(c) No Waiver. No delay or omission by either party hereto in exercising any right or power arising from any default by the other party hereto shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by the other party hereto. No waiver of any breach of any of the covenants or conditions contained in this Addendum shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(d) No Third Party Beneficiary. This Addendum is made for the sole benefit of Pequot and Buyer and their respective successors and permitted assigns, and no other person or persons shall have any rights or remedies under or by reason of this Addendum or any right to the exercise of any right or power of either party hereto or arising from any default by either party hereto.

(e) Attorney Fees and Costs. In the event any legal action is undertaken in order to enforce or interpret any provision of this Addendum, the prevailing party in such legal action, as determined by the court, shall be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs.

(f) Time of Essence. Time is hereby declared to be of the essence of this Addendum and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(g) No Assignment to Third Party. Prior to Closing, this Addendum shall not be assigned by either party without the written consent of the other party, which consent may be withheld in such other party’s sole discretion.

(h) Integration; Entire Agreement. This Addendum and any documents executed in connection herewith or pursuant hereto constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be terminated, modified or amended in any way except by a written agreement signed by each of the parties hereto.

(i) Counterparts. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(j) No Continuing Liability. Buyer and Pequot hereby acknowledge, confirm and agree that Buyer shall have no claims and Pequot shall have no liability whatsoever as a result of or otherwise in connection with any loss of value, notice of default, notice of sale or bankruptcy of Borrower under the Subordinated Loans.

(k) Legal Effect. The Subordinated Loan Documents remain in full force and effect. If any provision of this Addendum conflicts with applicable law, such provision shall be deemed severed from this Addendum, and the balance of this Addendum shall remain in full force and effect.

(l) Choice of Law and Venue; Jury Trial Waiver. This Addendum shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON

OR ARISING OUT OF THIS ADDENDUM OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Addendum or any of the transactions contemplated herein will be finally settled by binding arbitration in New York, New York in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply New York law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned have executed this Addendum as of the first date above written.

LONGVIEW FUND, LP	(“Buyer”)

By:	/s/ S. MICHAEL RUDOLPH
Title:	CFO – Investment Adviser

ALPHA CAPITAL ANSTALT	(“Buyer”)

By:	/s/ KONRAD ACKERMAN
Title:	Director

PEQUOT PRIVATE EQUITY FUND III, L.P.*

By:	/s/ CARLOS RODRIGUES
Title:	Chief Financial Officer – Pequot Ventures

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.*

By:	/s/ CARLOS RODRIGUES
Title:	Chief Financial Officer – Pequot Ventures

*	By: Pequot Capital Management, Inc., its Investment Manager

[Signature Page to Addendum to Assignment of Notes, etc.]

ACKNOWLEDGEMENT, AGREEMENT AND CONSENT

The undersigned hereby consents to the foregoing Addendum to Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes.

IRVINE SENSORS CORPORATION

By:	/s/ JOHN C. CARSON
Name:	John C. Carson
Its:	President & CEO

[Signature Page to Addendum to Assignment of Loan Agreement, etc.

Acknowledgement, Agreement and Consent]

SCHEDULE 1

[Purchase Price; Wiring Instructions]

Purchase Price:

Pequot Private Equity Fund III, L.P.:	$8,764,490
Pequot Offshore Private Equity Partners III, L.P.	$1,235,510

Total:	$10,000,000

Wiring Instructions:

Pequot Private Equity Fund III, L.P.:

CITIBANK, N.Y. ABA # 021-000-089

MORGAN STANLEY A/C # 388-90774

FOR THE ACCOUNT OF: Pequot Private Equity Fund III, L.P.

MORGAN STANLEY A/C # 038-11136

Pequot Offshore Private Equity Partners III, L.P.:

CITIBANK, N.Y. ABA # 021-000-089

MORGAN STANLEY A/C # 388-90774

FOR THE ACCOUNT OF: Pequot Offshore Private Equity Partners III, L.P.

MORGAN STANLEY A/C # 038-11926

Exhibit A

Subordinated Loan Documents

1. Series 1 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Private Equity Fund III, L.P.

2. Series 1 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Offshore Private Equity Partners III, L.P.

3. Series 2 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Private Equity Fund III, L.P.

4. Series 2 Senior Subordinated Secured Convertible Note dated December 30, 2005 between Borrower and Pequot Offshore Private Equity Partners III, L.P.

5. Security Agreement dated December 30, 2005 by and among the Company, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

6. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary iNetworks Corporation, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

7. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Redhawk Vision, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

8. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Novalog, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

9. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Microsensors, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

10. Subsidiary Security Agreement dated December 30, 2005 by and among Borrower’s subsidiary Optex Systems, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

11. Subsidiary Guaranty dated December 30, 2005 by and among Borrower’s subsidiaries iNetworks Corporation, Redhawk Vision, Inc., Novalog, Inc., Microsensors, Inc. and Optex Systems, Inc., and Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

Exhibit B

Assignment and Assumption of Subordinated Loan Documents

(attached hereto)

ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS is entered into as of December 29, 2006, by and between PEQUOT PRIVATE EQUITY FUND III, L.P. and PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P. (collectively, “Assignor”), and LONGVIEW FUND, LP AND ALPHA CAPITAL ANSTALT (“Assignee”), with reference to the following facts:

A. Pursuant to that certain Addendum to Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes dated December 30, 2005 of even date herewith by and between Assignor, as Seller, and Assignee, as Buyer (the “Sale Agreement”), Assignee agreed to acquire a loan made by Seller to IRVINE SENSORS CORPORATION (“Borrower”) which is evidenced by the Subordinated Loan Documents (as defined in Sale Agreement).

B. This Assignment and Assumption is intended to reflect the assignment by Assignor to Assignee of the Subordinated Loan Documents relating to the Subordinated Loans, as those terms are defined in the Sale Agreement and the assumption by Assignee of all obligations of Assignor with respect thereto, arising on and after the date hereof.

NOW, THEREFORE, in order to carry out the provisions of the Sale Agreement, Assignor hereby assigns to Assignee, without representation or warranty of any kind (except as specifically provided in the Sale Agreement) and without recourse, all of Assignor’s right, title and interest in and to the Subordinated Loan Documents relating to the Subordinated Loans, as those terms are defined in the Sale Agreement, and Assignee hereby agrees to assume all of Assignor’s remaining obligations, if any, with respect to the Subordinated Loans which arise on and after the date of this Assignment.

“ASSIGNOR”		“ASSIGNEE”
PEQUOT PRIVATE EQUITY FUND III, L.P.*		LONGVIEW FUND, LP

By:	/s/ CARLOS RODRIGUES	By:	/s/ S. MICHAEL RUDOLPH
Its:	Chief Financial Officer – Pequot Ventures	Its:	CFO – Investment Adviser
Name:	Carlos Rodrigues	Name:	S. Michael Rudolph

“ASSIGNOR”		“ASSIGNEE”
PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.*		ALPHA CAPITAL ANSTALT

By:	/s/ CARLOS RODRIGUES	By:	/s/ KONRAD ACKERMAN
Its:	Chief Financial Officer – Pequot Ventures	Its:	Director
Name:	Carlos Rodrigues	Name:	Konrad Ackerman

*	By: Pequot Capital Management, Inc., its Investment Manager

Exhibit C

Notice of Assignment of Obligations

(attached hereto)

December 29, 2006

IRVINE SENSORS CORPORATION

3001 Red Hill Ave., Bldg. 4-108

Costa Mesa, CA 92626

Attention: Chief Financial Officer

Re:	Notice of Assignment of Obligations

Dear Sirs:

You are hereby notified that on December 29, 2006, Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Assignor”) assigned and transferred to LONGVIEW FUND, LP AND ALPHA CAPITAL ANSTALT (“Assignee”), for good and valuable consideration, the Subordinated Loan Documents described in that certain Addendum to Assignment of Series 1 and Series 2 Senior Subordinated Secured Convertible Notes dated December 30, 2005 by and between Assignor and Assignee as of the date hereof.

Please direct future correspondence and payments to the Assignee at the following address:

LONGVIEW FUND, LP

600 Montgomery Street, 44th Floor

San Francisco, CA 94111

Fax: (415) 981-5301

ALPHA CAPITAL ANSTALT

Pradafant 7

9490 Furstentums

Vaduz, Lichtenstein

Fax: 011-42-32323196

Please contact the undersigned should you have any questions, and we thank you for your cooperation.

Sincerely,

PEQUOT PRIVATE EQUITY FUND III, L.P.

By:	/s/ CARLOS RODRIGUES
Name:	Carlos Rodrigues
Title:	Chief Financial Officer – Pequot Ventures

PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.

By:	/s/ CARLOS RODRIGUES
Name:	Carlos Rodrigues
Title:	Chief Financial Officer – Pequot Ventures

*	By: Pequot Capital Management, Inc., its Investment Manager